As filed with the Securities and Exchange Commission on September 19, 2013

Registration No. 333-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BAXANO SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0909022
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Horizon Drive, Suite 230 Raleigh, North Carolina (Address of Principal Executive Offices)	27615 (Zip Code)

2007 STOCK INCENTIVE PLAN

(Full title of the plan)

Joseph Slattery

Chief Financial Officer

Baxano Surgical, Inc.

110 Horizon Drive, Suite 230

Raleigh, North Carolina 27615

(Name and address of agent for service)

(919) 800-0020

(Telephone number, including area code, of agent for service)

Copy to:

Margaret N. Rosenfeld, Esq.

Amy S. Wallace, Esq.

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

150 Fayetteville Street, Suite 2300

Raleigh, North Carolina 27601

(919) 821-1220

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.0001 par value per share	4,000,000 (1)	$1.62 (2)	$6,480,000.00 (2)	$883.87 (2)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of common stock, $0.0001 par value per share (“Common Stock”), of Baxano Surgical, Inc. (the “Registrant”) as may be issued to prevent dilution of the shares of Common Stock covered hereby resulting from stock splits, stock dividends, or similar transactions.
(2)	Solely for the purpose of calculating the filing fee pursuant to Rule 457(h) under the Securities Act, the offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on September 17, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 is being filed by the Registrant to register an additional 4,000,000 shares of the Common Stock of the Registrant issuable under the Registrant’s 2007 Stock Incentive Plan, as amended (the “Plan”). As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8 and consists of only those items required by General Instruction E to Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8, the prior Registration Statements relating to the Plan, Registration No. 333-147219 filed with the Commission on November 7, 2007, Registration No. 333-161098 filed with the Commission on August 6, 2009, and Registration No. 333-176600 filed with the Commission on August 31, 2011, remain effective, and the contents of such Registration Statements are incorporated in this Registration Statement by this reference.

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Commission on March 7, 2013 and amended on April 30, 2013;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2013, as filed with the Commission on May 15, 2013, and for the fiscal quarter ended June 30, 2013, as filed with the Commission on August 14, 2013;

(c)	The Registrant’s Current Reports on Form 8-K, as filed with the Commission on February 19, 2013, March 5, 2013, April 5, 2013, April 10, 2013, April 22, 2013, April 30, 2013, June 3, 2013, July 3, 2013, and August 23, 2013, and the Registrant’s Current Reports on Form 8-K/A, as filed with the Commission on February 1, 2013 and June 26, 2013; and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-33744) filed with the Commission on October 15, 2007 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of TranS1 Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-144802), and as declared effective on October 16, 2007)

4.2	Certificate of Ownership and Merger, effective May 31, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 3, 2013)

4.3	Amended and Restated Bylaws of TranS1 Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-144802), and as declared effective on October 16, 2007)

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-189617), as declared effective on July 11, 2013)

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)

24.1	Power of Attorney (Contained on signature page)

99.1	2007 Stock Incentive Plan, as amended

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on September 19, 2013.

BAXANO SURGICAL, INC.

By:	/s/ Ken Reali
Ken Reali
Chief Executive Officer and President
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned directors and officers of Baxano Surgical, Inc., do hereby constitute and appoint Ken Reali and Joseph Slattery or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ken Reali	President, Chief Executive Officer and Director (Principal Executive Officer)	September 19, 2013
Ken Reali

/s/ Joseph Slattery	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 19, 2013
Joseph Slattery

/s/ Jeffrey Fischgrund	Director	September 19, 2013
Jeffrey Fischgrund

/s/ Russell Hirsch	Director	September 19, 2013
Russell Hirsch

/s/ Paul LaViolette	Chairman of the Board	September 19, 2013
Paul LaViolette

/s/ James Shapiro	Director	September 19, 2013
James Shapiro

/s/ David Simpson	Director	September 19, 2013
David Simpson

/s/ Mark Stautberg	Director	September 19, 2013
Mark Stautberg

/s/ Roderick Young	Director	September 19, 2013
Roderick Young

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of TranS1 Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-144802), and as declared effective on October 16, 2007)

4.2	Certificate of Ownership and Merger, effective May 31, 2013 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 3, 2013)

4.3	Amended and Restated Bylaws of TranS1 Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-144802), and as declared effective on October 16, 2007)

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-189617), as declared effective on July 11, 2013)

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)

24.1	Power of Attorney (Contained on signature page)

99.1	2007 Stock Incentive Plan, as amended